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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) September 18, 2000
                                                          ------------------



                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.

             (Exact name of registrant as specified in its charter)


            Delaware                 0-15587             52-0991911
    ----------------------------     -------         ------------------------
    (State or Other Jurisdiction    (Commission      I.R.S. Employer ID Number
        of Incorporation or         File Number)
           Organization)


                11019 McCormick Road, Hunt Valley, Maryland 21031
                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


         Registrant's telephone number, including area code 410/584-7000
                                                            ------------


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Item 5.  Other Events.

On September 18, EA Engineering,  Science, and Technology, Inc.
(the "Company")issued the following press release:

                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY HIRES
              ADVISORS TO ASSIST IN EVALUATION OF STRATEGIC OPTIONS

Contacts:    At the Company:         At Legg Mason        At TechKNOWLEDGEy
             Melissa L. Kunkel       Wood Walker, Inc.:   Strategic Group:
             Director of Marketing   Jon M. Mahan         Steven Maxwell
             and Communications      Vice President       Managing Director
             T: (410) 527-2442       T: (410) 454-4455    T: (303) 442-4800
             F: (410) 771-9148       F: (410) 454-5343    F: (303) 442-9004

BALTIMORE, MARYLAND, September 18, 2000... EA Engineering, Science, and Technology, Inc. (NASDAQ: EACOC), today announced that its Board of Directors has hired investment bankers Legg Mason Wood Walker, Incorporated and TechKNOWLEDGEy Strategic Group to explore strategic alternatives that may be available to the Company to maximize shareholder value, including, but not limited to, the sale of the Company or business combination with another company. EA stated that the Board's decision to explore strategic alternatives is driven by its belief that EA's stock price is undervalued in the public market.

Commenting on the announcement, Loren D. Jensen, EA's Chairman, President, Chief Executive Officer, and founder said, "Beginning more than two years ago, the Company has been involved with executing various restructuring and profitability enhancement initiatives, which we believe have greatly increased our intrinsic value. The Company's position in the water and natural resource management sector of the environmental and engineering consulting industry has never been stronger. EA is currently enjoying consistent growth and strong operating profitability, before restructuring and other non-recurring expenses. Because the Board believes that the Company's present stock price does not fairly reflect the value that has been created over recent years, we intend to evaluate alternatives that will allow our shareholders to maximize the value of their investment in the Company." The Company notes that there can be no assurance that any transaction will occur as a result of this process.

EA Engineering, Science, and Technology, Inc. is one of North America's leading environmental science and engineering consultants, and has long been a technical leader in water resource issues, strategic environmental management, and regulatory compliance solutions. As its name suggests, EA has developed a uniquely integrated and broadly diversified scientific, technological and engineering approach to identifying, understanding, and solving the complex environmental problems of its clients. The Company serves a wide variety of both Federal and state governmental agencies, and a broad spectrum of commercial and industrial clientele, both in the United States and abroad.

Certain of the information contained in this news release contain forward-looking statements that involve risks and uncertainties, such as those related to the Company's contracts and other business risks, including general economic conditions, the effects of the Company's restructuring, and industry-wide market factors, as detailed from time to time in the Company's filings with the Securities and Exchange Commission. IN EACH CASE, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  EA Engineering, Science, and Technology, Inc.
                                                Registrant


Date:           October 13, 2000               By:  /s/ Barbara L. Posner
       ---------------------------------        -----------------------------
                                                 Barbara L. Posner
                                                 Chief Financial Officer
                                                 Chief Operating Officer